Item 77C  Deutsche Strategic Municipal Income
Trust

Shareholder Meeting Results


The Annual Meeting of Shareholders (the
"Meeting") of Deutsche Strategic Municipal
Income Trust (the "Fund") was held on September
20, 2017. At the close of business on July 20, 2017, the record date for the determination of shareholders entitled to vote at the Meeting, there were issued and outstanding 11,201,629.77 common shares and 2,800 preferred shares, each share being entitled to one vote, constituting all of the Fund's outstanding voting securities. At the Meeting, the holders of 10,118,584 common shares and preferred shares were represented in person or by proxy, constituting a quorum. The following matter was voted upon by the shareholders of the Fund.

1.	To elect the following five individuals as
Trustees of the Fund.

All of the nominees received a sufficient number of votes to be elected. (the resulting votes are presented below):

Class III Trustees -- elected by Common and
Preferred Shareholders voting together

      N
umber
of
Votes:

For
Withheld
John W.
Ballantine
9,375,293
743,291
Kenneth C.
Froewiss
9,453,400
665,184
Rebecca W.
Rimel
9,591,523
527,061

   Trustees - elected by Preferred Shareholders only

      N
umber
of
Votes:

For
Withheld
Keith R. Fox
2,800
0
Paul K.
Freeman
2,800
0

Henry P. Becton, Jr., Dawn-Marie Driscoll, Richard
J. Herring, William McClayton, William N. Searcy,
Jr. and Jean Gleason Stromberg are each a Class I or Class II Trustee whose term of office continued after the Meeting.

As of November 30, 2017, the Fund's Board of
Directors consisted of the following individuals:


Keith R. Fox,
CFA

Chairperson
and Director
 (non-
interested)
Chairperson since
2017
and Director since
1996
Preferred Class -
term expires 2018
Kenneth C.
Froewiss

Vice
Chairperson
Director
(non-
interested)
Vice Chairperson
since 2017
and Director since
2001
Class III - term
expires 2020
John W.
Ballantine

Director
(non-
interested)
Since 1999
Class III - term
expires 2020
Henry P.
Becton
Director
(non-
interested)
Since 1990
Class II - term
expires 2019
Dawn-Marie
Driscoll
Director
(non-
interested)
Since 1987
Class I - term
expires 2018
Paul K.
Freeman
Director
(non-
interested)
Since 1993
Preferred Class -
term expires 2018
Richard J.
Herring
Director
(non-
interested)
Since 1990
Class I - term
expires 2018
William
McClayton
Director
(non-
interested)
Since 2004
Class II - term
expires 2019
Rebecca W.
Rimel
Director
(non-
interested)
Since 1995
Class III - term
expires 2020
William N.
Searcy, Jr.
Director
(non-
interested)
Since 1993
Class I - term
expires 2018
Jean Gleason
Stromberg
Director
(non-
interested)
Since 1997
Class II - term
expires 2019